SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒     Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Online

Go to www.envisionreports.com/AEP

or scan the QR code – login details are located

in the shaded bar below.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 23, 2019.

Important Notice Regarding the Availability of Proxy Materials for

American Electric Power Company, Inc. Shareholder Meeting to be Held on April 23, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/AEP.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 12, 2019 to facilitate timely delivery.

02ZIYC

Shareholder Meeting Notice

American Electric Power Company, Inc.’s Annual Meeting of Shareholders will be held on April 23, 2019 at The Omni Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas, at 9:00 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4:

1.	Election of Directors:
	01 - Nicholas K. Akins	02 - David J. Anderson	03 - J. Barnie Beasley, Jr.	04 - Ralph D. Crosby, Jr.	05 - Linda A. Goodspeed
	06 - Thomas E. Hoaglin	07 - Sandra Beach Lin	08 - Margaret M. McCarthy	09 - Richard C. Notebaert	10 - Lionel L. Nowell III
	11 - Stephen S. Rasmussen	12 - Oliver G. Richard III	13 - Sara Martinez Tucker

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	Amendment to Restated Certificate of Incorporation to eliminate preemptive rights.
4.	Advisory approval of the Company’s executive compensation.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the 2019 Annual Meeting of Shareholders of American Electric Power Company, Inc.

The Omni Corpus Christi is located at 900 N. Shoreline Boulevard, Corpus Christi, TX 78401. Shareholders may park free of charge in the hotel’s garage, which is attached to the hotel. The entrance to the garage is located on N. Water Street. Please let the attendant know you are a guest of AEP to gain access to the garage, where you may park in any available parking spot. Signage will guide you to the hotel entrance on the first floor of the parking garage and then up to the third floor of the hotel, where the meeting will take place. Prior to the meeting, please register and enjoy a continental breakfast.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet - Go to www.envisionreports.com/AEP. Click Cast Your Vote or Request Materials.

– Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials American Electric Power Company, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 12, 2019.